The Exhibit Index begins on page 9
         As filed with the Securities and Exchange Commission on May 23, 1995
                       Registration No. 33-________



                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                 FORM S-8



                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933



                              USF&G Corporation
               (Exact name of issuer as specified in its charter)



          Maryland                                        52-1220567
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


100 Light Street                                          21202
Baltimore, Maryland                                      (Zip Code)
(Address of principal executive offices)


                   Victoria Financial Corporation 401(k) Plan
                             (Full title of plan)

(Name, address and telephone
number of agent for service)                        (Copy to:)

John A. MacColl, Esquire                            John F. Hoffen, Jr., Esquire
USF&G Corporation                                   USF&G Corporation
100 Light Street                                    100 Light Street
Baltimore, Maryland     21202                       Baltimore, Maryland 21202
(410) 547-3000                                      (410) 547-3000


                       CALCULATION OF REGISTRATION FEE


                                 Proposed maximum   Proposed maximum
Title of Securities Amount to be offering price per aggregate offering Amount of
to be registered   registered       share               price       registration
                                                                        fee

Common Stock (par  40,000 shares   $16.31            $652,400          $224.96
value $2.50 per
share)


* Calculated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the daily high and low sale prices of USF&G Corporation Common Stock reported on the New York Stock Exchange on May 18, 1995 (i.e., $16.31). In addition, pursuant to Rule 416(c) of the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 457(h)(2), no separate fee is required for those interests.

PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Not required to be included in the Form S-8 pursuant to Note to Part I of Form S-8.


                                        PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.


        The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:



(a)     Annual Report on Form 10-K for the year ended December 31, 1994;

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since the end of the fiscal year covered by the registration document referred to in (a) above;

(c) Description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.


        All documents subsequently filed by the Registrant or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of the Registration Statement from the date of filing of such document.

Item 4.       Description of Securities.

              Not applicable.

Item 5. Interests of Named Experts and Counsel.

         The legal validity of the shares of Common Stock offered by the Registrant pursuant to this Registration Statement is being passed upon by J. Kendall Huber, Vice President and Deputy General Counsel for the Registrant. As of April 30, 1995, Mr. Huber owns shares of Common Stock and options to acquire such shares aggregating less than 0.1% of the Registrant's outstanding Common Stock.

Item 6. Indemnification of Directors and Officers.

        The Charter of the Registrant provides for indemnification and limitation of liability of directors and officers of the Registrant as follows:

                The Corporation shall indemnify (a) its directors to the full extent provided by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and
(c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

                              *        *        *

                To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

                               *        *        *

The Maryland General Corporation Law provides that a corporation may indemnify any director made a party to a proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. To the extent that a director has been successful in defense of any proceeding, the Maryland General Corporation Law provides that he shall be indemnified against reasonable expenses incurred in connection therewith. A Maryland corporation may indemnify its officers to the same extent as its directors and to such further extent as is consistent with law.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.


        4 Description of Shareholder Rights Plan (incorporated by reference to Form 8-A filed September 21, 1987).

        5 Opinion and Consent of Counsel Regarding the Legality of the shares of Common Stock. Pursuant to Item 8 of the Form S-8 and Rule 601(b)(5), in lieu of the requirement to provide as an exhibit an opinion of counsel concerning compliance by the Plan with the requirements of the Employee Retirement Income Security Act of 1974 or a determination letter from the Internal Revenue Service that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986 (the "Code"), the Registrant hereby undertakes to submit the Plan to the Internal Revenue Service for such a determination letter in the time required by
                Section 401(b) of the Internal Revenue Code of 1986 and to make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401 of the Code.

        23.1    Consent of Independent Auditors.

        23.2    Consent of Counsel (included in Exhibit 5 above).

        24      Power of Attorney.

        28 Information From Reports Furnished to State Insurance Regulatory Authorities (incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31,
                1994).

Item 9.         Undertakings.



        The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES



        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there- unto duly authorized, in the City of Baltimore, State of Maryland on the 23rd day of May, 1995.



                                          USF&G CORPORATION
                              By:     /s/ Norman P. Blake, Jr.
                                          Norman P. Blake, Jr.
                                          Chairman of the Board, President and
                                          Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.




Date:  May 23, 1995                    /s/ Norman P. Blake, Jr.
                                           Norman P. Blake, Jr.
                                           Chairman of the Board, Chief
                                           Executive Officer and President
                                           (Principal Executive Officer)



Date:   May 23, 1995                   /s/ Dan L. Hale
                                           Dan L. Hale
                                           Executive Vice President,
                                           Chief Financial Officer
                                           (Principal Financial Officer and
                                           Principal Accounting Officer)

        A majority of the Board of Directors (H. Furlong Baldwin, Michael J. Birck, Norman P. Blake, Jr., George L. Bunting, Jr., Robert E. Davis, Dale F. Frey, Robert E. Gregory, Jr., Robert J. Hurst, Wilbur G. Lewellen, Henry A. Rosenberg, Jr., Larry P. Scriggins, and Anne M. Whittemore).



Date:   May 23, 1995            By:    /s/ John A. MacColl
                                           John A. MacColl
                                           Attorney-In-Fact


        The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrator of the Victoria Financial Corporation 401(k) Plan has caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on May 23, 1995.

                                     Victoria Financial Corporation 401(k) Plan

                          By:          /s/ Tab A. Keplinger
                                           Tab A. Keplinger
                                           Plan Administrator



                             EXHIBIT INDEX


Exhibit                                                         Sequential
Number                  Description                             Page Number

4      Description of Shareholder Rights Plan (incorporated by
       reference  to  Form 8-A filed   September 21, 1987)

5      Opinion and Consent of Counsel Regarding the Legality       10
       of the Shares of Common Stock

23.1   Consent of Independent Auditors                             11

23.2   Consent of Counsel (included in Exhibit 5 above)           ----

24     Power of Attorney                                           12

28     Information Reports Furnished to
       State Insurance Regulatory Authorities                See note (1)

________________________________

(1) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.







                                                        May 22, 1995




USF&G Corporation
100 Light Street
Baltimore, Maryland  21202



Gentlemen:


        I am the duly elected and acting Vice President- Deputy General Counsel of USF&G Corporation (the "Corporation") and I have acted as counsel to the Corporation in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") registering 40,000 shares of Common Stock, par value $2.50 per share, of the Corporation (the "Common Stock") for issuance pursuant to the Victoria Financial Corporation 401(k) Plan (the "Plan").

        In this capacity, I have examined (i) the charter and by-laws of the Corporation, (ii) the corporate proceedings authorizing the issuance of 40,000 shares of Common Stock pursuant to the Plan, (iii) the Plan, and (iv) such other documents and instruments as I have considered necessary in the rendering of the opinions hereinafter set forth.

        Based upon the foregoing, I am of the opinion that:

        1. The Corporation has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Maryland.


        2. Upon issuance of shares of Common Stock pursuant to the Plan, such shares will be validly issued, fully paid and nonassessable.

        I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under Item 5 of this Registration statement.



                                                        Very truly yours,



                                                        /s/ J. Kendall Huber




                               EXHIBIT 23.1


                    CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Victoria Financial Corporation 401(k) Plan of our report dated February 24, 1995, with respect to the consolidated financial statements and schedules of USF&G Corporation included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.





                                                        /s/ ERNST & YOUNG



Baltimore, Maryland
May 15, 1995





                              EXHIBIT 24

                          POWER OF ATTORNEY


        The undersigned Officers and Directors of USF&G Corporation, a Maryland corporation (the "Corporation"), hereby constitute and appoint Norman P. Blake, Jr., Dan L. Hale and John A. MacColl of Baltimore City, Maryland, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation, a Registration Statement on Form S-8 relating to the proposed issuance of shares of Common Stock and other securities to persons covered by the Victoria Financial Corporation 401(k) Plan (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange
Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 23rd day of May, 1995.



                Signature                              Title


                                        Director, Chairman of the Board,
/s/ Norman P. Blake, Jr.              President and Chief Executive Officer
    Norman P. Blake, Jr.



                                        Executive Vice President,
                                       Chief Financial Officer and
/s/ Dan L. Hale                        Principal Accounting Officer
    Dan L. Hale


/s/ H. Furlong Baldwin                            Director
H. Furlong Baldwin


/s/ Michael J. Birck                              Director
    Michael J. Birck


/s/ George L. Bunting, Jr.                        Director
    George L. Bunting, Jr.


/s/ Robert E. Davis                               Director
    Robert E. Davis


/s/ Dale F. Frey                                  Director
    Dale F. Frey


/s/ Robert E. Gregory, Jr.                        Director
    Robert E. Gregory, Jr.


/s/ Robert J. Hurst                               Director
    Robert J. Hurst


/s/ Wilbur G. Lewellen                            Director
    Wilbur G. Lewellen


/s/ Henry A. Rosenberg, Jr.                       Director
    Henry A. Rosenberg, Jr.


/s/ Larry P. Scriggins                            Director
    Larry P. Scriggins


/s/ Anne M. Whittemore                            Director
    Anne M. Whittemore